EXHIBIT 22
The following entities are included in the obligated group as of March 31, 2024, as defined in the Quarterly Report on Form 10-Q of Cleveland-Cliffs Inc. to which this document is being filed as an exhibit, including Cleveland-Cliffs Inc., as the parent and issuer, and the subsidiary guarantors that have guaranteed the obligations under the 6.750% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 7.000% 2027 Senior Notes, the 4.625% 2029 Senior Notes, the 6.750% 2030 Senior Notes, the 4.875% 2031 Senior Notes and the 7.000% 2032 Senior Notes issued by Cleveland-Cliffs Inc.

Exact Name of Issuer or Guarantor Subsidiary (1) (2)	State of Incorporation or Organization
Cleveland-Cliffs Inc.	Ohio
Cannon Automotive Solutions - Bowling Green, Inc.	Delaware
Cleveland-Cliffs Burns Harbor LLC	Delaware
Cleveland-Cliffs Cleveland Works LLC	Delaware
Cleveland-Cliffs Columbus LLC	Delaware
Cleveland-Cliffs FPT Services Company	Ohio
Cleveland-Cliffs Investments Inc.	Ohio
Cleveland-Cliffs Kote L.P.	Delaware
Cleveland-Cliffs Minorca Mine Inc.	Delaware
Cleveland-Cliffs Monessen Coke LLC	Delaware
Cleveland-Cliffs Plate LLC	Delaware
Cleveland-Cliffs Railways Inc.	Delaware
Cleveland-Cliffs Riverdale LLC	Delaware
Cleveland-Cliffs Services Holding Company	Ohio
Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc.	Delaware
Cleveland-Cliffs Steel Corporation	Delaware
Cleveland-Cliffs Steel Holding Corporation	Delaware
Cleveland-Cliffs Steel Holdings Inc.	Ohio
Cleveland-Cliffs Steel LLC	Delaware
Cleveland-Cliffs Steel Management Inc.	Delaware
Cleveland-Cliffs Steel Properties Inc.	Delaware
Cleveland-Cliffs Steelton LLC	Delaware
Cleveland-Cliffs Steelworks Railway Inc.	Delaware
Cleveland-Cliffs Tek Kote Acquisition Corporation	Ohio
Cleveland-Cliffs Tek L.P.	Delaware
Cleveland-Cliffs Tooling and Stamping Company	Delaware
Cleveland-Cliffs Tooling and Stamping Holdings LLC	Delaware
Cleveland-Cliffs Tubular Components LLC	Delaware
Cleveland-Cliffs Weirton LLC	Delaware
Cliffs Mining Company	Delaware
Cliffs Minnesota Mining Company	Delaware
Cliffs Steel Inc.	Ohio
Cliffs TIOP Holding, LLC	Delaware
Cliffs TIOP, Inc.	Michigan
Cliffs TIOP II, LLC	Delaware
Cliffs UTAC Holding LLC	Delaware
Ferrous Processing and Trading Company	Michigan
Fleetwood Metal Industries, LLC	Delaware
FPT - Schlafer Division L.L.C.	Michigan
FPT Cleveland, LLC	Michigan
FPT Florida, LLC	Michigan
IronUnits LLC	Delaware
Koil Metals L.L.C.	Michigan

EXHIBIT 22

Exact Name of Issuer or Guarantor Subsidiary (1) (2)	State of Incorporation or Organization
Lake Superior & Ishpeming Railroad Company	Michigan
Lonyo Land L.L.C.	Michigan
Metallics Sales Company	Delaware
Mid-Vol Coal Sales, Inc.	West Virginia
Mountain State Carbon, LLC	Delaware
Northshore Mining Company	Delaware
Silver Bay Power Company	Delaware
SLC Acquisition L.L.C.	Michigan
SNA Carbon, LLC	Delaware
The Cleveland-Cliffs Iron Company	Ohio
Tilden Mining Company L.C.	Michigan
United Taconite LLC	Delaware

(1) The address and phone number of each issuer and guarantor subsidiary is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.
(2) Cleveland-Cliffs Inc. is the issuer, all other entities listed are guarantor subsidiaries.